SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                December 16, 2002
                Date of Report (Date of earliest event reported)



                           Circuit Research Labs, Inc.
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             (Exact name of registrant as specified in its charter)



Arizona                            0-11353                            86-0344671
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(State or other jurisdiction       (Commission                     (IRS Employer
of incorporation)                  File Number)              Identification No.)


1525 Alvarado Street
San Leandro, California                                                    94577
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(Address of principal executive offices)                              (Zip Code)



                                 (510) 351-3500
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              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

On December 16, 2002, Dialog4 System Engineering GmbH declared the Company in default of its obligation to complete payment for assets of Dialog4 under an Asset Sale and Purchase Agreement dated January 18, 2002. Dialog4 accelerated all remaining amounts due under the Agreement, totaling $612,055.33. Dialog4 also claims sole ownership without restrictions of 1,250,000 shares of common stock of the Company which had been issued to it subject to an irrevocable proxy to the president of the Company and subject to certain repurchase options.

The Company believes it has defenses and claims against Dialog4 arising from the asset sale.

The acceleration of amounts due by Dialog4 constitutes a default under the existing credit agreements between the Company and Harman International, Inc. The Company currently owes Harman $8,500,000 plus several months accrued interest under a demand note secured by substantially all of the assets of the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CIRCUIT RESEARCH LABS, INC.




Date: December 18, 2002          By : /s/ Robert W. McMartin
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                                     Robert W. McMartin
                                     Chief Financial Officer, Vice President and
                                     Treasurer